UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38389	81-4042793
(Commission File Number)	(IRS Employer Identification No.)

1301 East Broward Boulevard, 3rd Floor

Ft. Lauderdale, FL 33301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2023, Motus GI Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional and accredited investor (the “Purchaser”), pursuant to which the Company issued and sold to the Purchaser in a private placement (the “Private Placement”) an aggregate of (i) 525,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 3,617,012 shares of Common Stock and (iii) common warrants (the “Common Warrants”) to purchase up to an aggregate of 4,142,012 shares of Common Stock, in each case, in accordance with the terms and conditions of the Securities Purchase Agreement, at a combined offering price of $0.845 per Share and accompanying Common Warrant to purchase one share of Common Stock and $0.8449 per Pre-Funded Warrant to purchase one share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock, for gross proceeds of approximately $3.5 million.

The Common Warrants have an exercise price of $0.72 per share. The Common Warrants are immediately exercisable and may be exercised at any time after their original issuance until November 20, 2028. The Pre-Funded Warrants have an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. A holder of Common Warrants or Pre-Funded Warrants may not exercise any portion of such holder’s Common Warrants or Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The net proceeds to the Company from the Private Placement were approximately $3.0 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for general corporate purposes. The Private Placement closed on May 19, 2023.

In connection with the Private Placement, the Company entered into a registration rights agreement, dated May 17, 2023 (the “Registration Rights Agreement”), with the Purchaser, pursuant to which, among other things, the Company will prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Registration Statement”) to register for resale the Shares and the shares of Common Stock issuable upon the exercise of the Common Warrants and Pre-Funded Warrants by June 1, 2023. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Private Placement, the Company entered into a warrant amendment (the “Warrant Amendment”), dated May 17, 2023 with the holder named therein, pursuant to which the Company agreed to amend certain existing warrants to purchase up to an aggregate of 299,997 shares of Common Stock that were previously issued in January 2021 through February 2021 at an exercise price of $42.40 per share, such that effective upon the closing of the Private Placement the amended warrants have a reduced exercise price of $0.72 per share, at an additional offering price of $0.125 per amended warrant. The foregoing description of the Warrant Amendment is not complete and is qualified in its entirety by reference to the full text of the Warrant Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Securities Purchase Agreement, the Company agreed that for a period of 60 days following the date that the Registration Statement is declared effective (the “Effective Date”), the Company shall not issue, enter into an agreement to issue or announce the issuance or proposed issuance of Common Stock or any other securities convertible into, or exercisable or exchangeable for, Common Stock or file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. The Company also agreed not to enter into any Variable Rate Transaction (as defined in the Securities Purchase Agreement) for a period of one year following the Effective Date, subject to certain exceptions.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Private Placement. The Company paid Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement and a management fee equal to 1.0% of the gross proceeds of the Private Placement, and paid Wainwright a non-accountable expense allowance of $75,000. Additionally, the Company issued to Wainwright, or its designees, warrants to purchase up to an aggregate of 207,101 shares of Common Stock, equal to 5.0% of the aggregate number of Shares and shares of Common Stock underlying the Pre-Funded Warrants placed in the Private Placement (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable immediately, expire on November 20, 2028 and have an exercise price of $1.0563 per share (equal to 125% of the combined offering price per Share and accompanying Common Warrant).

The Securities Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchaser, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Shares, Pre-Funded Warrants, Common Warrants, Placement Agent Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended, and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

The foregoing description of the material terms of the Securities Purchase Agreement, the Common Warrants, Pre-Funded Warrants and the Placement Agent Warrants, respectively, is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Shares, Pre-Funded Warrants, Common Warrants, Placement Agent Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants is incorporated herein by reference.

Item 8.01 Other Events.

The full text of the press release announcing the pricing of the Private Placement offering on May 18, 2023 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant.
4.2	Form of Pre-Funded Common Stock Purchase Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
10.3	Form of Warrant Amendment.
99.1	Pricing Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Date:	May 22, 2023	By:	/s/ Mark Pomeranz
		Name:	Mark Pomeranz
		Title:	Chief Executive Officer